Carriage Services Announces Departure of Ben Brink, Executive Vice President and CFO
HOUSTON – Monday, October 3, 2022 – (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced the departure of Ben Brink, Executive Vice President and CFO.
Mel Payne, Chairman and CEO, and Ben Brink issued the following statement:
“On June 2, 2021, I issued a press release announcing the formation of a Strategic Vision and Principles Group (SVPG) comprised of myself as Chairman, Ben Brink, Steve Metzger and Carlos Quezada. This new subset of our Executive Leadership Team represented the first step toward a long-term Chairman and CEO Succession Plan, and Ben, Steve and Carlos were promoted and assumed new responsibilities and duties. Ben has now chosen to leave Carriage, which both he and I explain fully below is on the best of terms and at a time when Carriage is rapidly improving in almost all areas of the company both in field operations, sales and support teams, and having new high quality acquisition opportunities for expansion into new strategic markets.
Ben asked to visit privately with me on Tuesday, September 20, 2022, during which he expressed his love and respect for the noble nature of our work, our leaders and employees at all levels, our company and for me personally. But after thirteen years of growth and development under my mentorship, he felt the company should have a new financial leader in his SVPG seat, which would enable him at age 41 years to make his career mark at a different company using the leadership skills and knowledge gained at Carriage. Ben has agreed to stay at Carriage in a transition role through year-end 2022 while we initiate a search for his replacement, and to be available in a consulting role through June 30, 2023, which will be especially valuable after we find and onboard his replacement.
After reflecting on Ben’s decision to strike out on his own with a new opportunity, I first expressed to him and subsequently to various internal groups of leaders and employees my personal thoughts and feelings, as follows:
After I took over sole responsibility for our trust funds during the financial system credit crisis and market crash in late 2008 and early 2009, I looked around our company for anyone who could assist me, and spotted this young 27-year-old guy, Ben Brink, who had just joined Carriage as a cash manager. After working with Ben during the worst of this market crisis, I personally took Ben as a mentor high potential growth project. But even I could not have then imagined the personal and professional growth that he would achieve over the last thirteen years in all areas of sophisticated corporate finance and investing, but more importantly the increasingly valuable contributions he would make to Carriage through his outstanding leadership over the years.
In a very personal way, Ben is the closest I have come in my long career to having my son work for me, just without my last name. I pride myself on having become a self-taught professional investor over the last thirty years, and I have made some spectacularly successful investments in our trust funds since 2008. But my greatest investment, and there isn’t a close second, is in Ben Brink, and he’s by far the investment for which I’m most proud. Whoever gets the benefit of his leadership and knowledge in the future will be lucky indeed.
I said in the June 2, 2021 press release that it would be an understatement to say that over the last twelve years (now thirteen) Ben has gained the equivalent of a Harvard/Columbia MBA as my ‘Battle Tested and Fully Vested Foxhole Buddy’ through several major transition phases of Carriage. But often there comes a time when someone who has been mentored like a son wants to leave the protective umbrella you have created and make his own path in life and business. That is the way nature works, and it is good,” concluded Mel Payne.

Ben Brink stated, “It has been the honor of my life to be the Chief Financial Officer at Carriage Services. Over the past thirteen years at Carriage, I have been beyond blessed to work with and be mentored by Mel and to be a part of building the High Performance Culture Company that Carriage is today. I have come to truly appreciate our industry and I have a profound admiration for the noble work that is done each and every day by the amazingly talented and dedicated teams here at Carriage. While these decisions are never easy, I know that it is what is best for myself and for Carriage and I only have a tremendous feeling of gratitude for Mel and the entire Carriage family for allowing me to be a part of this incredible journey. I have tremendous confidence in the future of this great company and as a continued long-term shareholder, I know that the best is yet to come at Carriage!” concluded Ben Brink.
Mel Payne stated, “Effective today, our search for Ben’s replacement has begun. On behalf of all of my fellow Carriage leaders, employees and Board Members, I wish Ben and his beautiful wife Hillary and their two precious children the very best in the future. They have been very important members of the Carriage family for over thirteen years and will remain “Emeritus Members of the Carriage Family” forever as they embark on the next chapter of their lives.
Now that we have explained Ben’s departure and motivations, I would like to comment on what it doesn’t mean, i.e., that something fundamental to our success is not going well at Carriage and will mean bad news in the future. Especially given the extreme negative sentiment in today’s domestic and global market environment, it is important to explain the positive and resilient nature of our company and industry versus many others’ whose fortunes are linked to external factors not under their control.
There are currently numerous crosscurrents of economic and market uncertainties and risks, including 40 year high inflation, rapidly rising interest rates and quantitative tightening monetary policy, wild even historic currency swings versus the dollar, a European energy crisis from the Russian war with Ukraine, global food and supply chain crises, geopolitical tensions and a destabilizing world order, a historic real estate bubble beginning to burst in China, and a raging bear market in equities and bonds. Historically, our company and industry has been strongly resilient to such adverse macroeconomic environments, and we don’t think whatever happens next will materially impact our ability to execute our three core models and value creation strategies.
Ben is leaving Carriage at a time when we are better positioned than any time in our history for long term shareholder value growth potential. Notwithstanding normalizing death rates post COVID-19 and difficult quarterly comparisons over the next several quarters compared to 2021 historic performance, our company is getting better in almost all areas at an accelerating rate, primarily because A player talent is being drawn to the “opportunity of a lifetime” and our Being The Best reputation as a consolidation company is attracting a steady pace of high quality strategic businesses seeking a different and better succession plan solution. And none of the dire external uncontrollable challenges or risks will change the high performance culture nature of Carriage or the fact that we control our own destiny.
Finally, as consideration for being available in a consulting role through June 30, 2023 as part of Ben’s severance package, we offered him the choice of $1 million cash or 30,000 CSV shares (current value $964,800 at Friday's close of $32.16 per share). Ben’s response was not surprising, “That’s a no-brainer. I want the shares and more ownership in Carriage,” concluded Mel Payne.
Cautionary Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which the Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company's efforts to find a permanent replacement for Mr. Brink's position; any statements regarding future economic conditions or performance; any statements regarding the Company's future performance; any statements regarding changing industry trends or consumer preferences; any statements of belief; and any statements of assumptions underlying any of the foregoing, and are based on our current expectations and beliefs concerning future developments and their potential effect on the Company.
These certain forward-looking statements made herein or elsewhere by, or on behalf of, the Company are based on assumptions that we believe are reasonable; however, many important factors, as identified and discussed under “Cautionary Note” and “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and other public filings and press releases, could cause the Company’s results or expectations in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law. A copy of the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at http://www.carriageservices.com.
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. Carriage operates 169 funeral homes in 26 states and 31 cemeteries in 11 states.
For more information, please contact Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.
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